Exhibit 1.1

EXECUTION COPY

STATE STREET CORPORATION

$500,100,000 4.956% Junior Subordinated Debentures Due 2018

UNDERWRITING AGREEMENT

February 2, 2011

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

1. Introductory. State Street Capital Trust III, a statutory trust created under the laws of the State of Delaware (the “Trust”), proposes, subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. (the “Underwriter”) $500,100,000 in principal amount of the Company’s (as defined below) 4.956% Junior Subordinated Debentures due 2018 (the “Securities”) in connection with the Remarketing thereof.

The Securities were originally issued pursuant to an indenture, dated as of December 15, 1996, between State Street Corporation, a Massachusetts corporation (the “Company”) and U.S. Bank National Association, as trustee (“U.S. Bank” and, in such capacity, the “Trustee”) (as successor in interest to various predecessor trustees) (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of January 25, 2008, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture and, following the execution thereof, the Supplemental Indenture Amendment (as defined below), the “Indenture”). The Trust purchased the Securities with the proceeds of the sale of the Trust’s 8.250% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, liquidation amount $1,000 per security (the “Normal APEX”) and the Trust’s Common Securities, $100,000 aggregate liquidation amount (the “Trust Common Securities”).

The Trust, acting through the Property Trustee (as defined below), has also entered into (i) a Stock Purchase Contract Agreement, dated as of January 25, 2008, with the Company (the “Stock Purchase Contract Agreement”), pursuant to which the Company has issued to the Trust 5,001 Stock Purchase Contracts (each, a “Stock Purchase Contract”), each having a stated amount of $100,000 and obligating the Trust to purchase from the Company, and the Company to sell to the Trust, subject to the terms thereof, one share of the Company’s Non-Cumulative Perpetual Preferred Stock, Series A, $100,000 liquidation preference and no par value per share (the “Preferred Stock”), on the Stock Purchase Date provided for (and as defined) in the Stock Purchase Contract Agreement, and (ii) a Collateral Agreement, dated as of January 25, 2008 (the “Collateral Agreement”), among itself, the Company and U.S. Bank, as collateral agent (in such capacity, the “Collateral Agent”), custodial agent (in such capacity, the “Custodial Agent”), securities intermediary (in such capacity, the “Securities Intermediary”) and securities registrar (in such capacity, the “Securities Registrar”), under which the Trust has pledged the Securities to secure its obligation to purchase Preferred Stock under the Stock Purchase Contracts.

In connection with the Trust’s obligation to purchase the Company’s Preferred Stock, the Securities must be remarketed as specified in the Supplemental Indenture, the Collateral Agreement and the Amended and Restated Trust Agreement, dated as of January 25, 2008 (the “Trust Agreement” and, together with the Supplemental Indenture and the Collateral Agreement, the “Remarketing Transaction Agreements”), among the Company, U.S. Bank (in such capacity, the “Property Trustee”) and U.S. Bank National Trust Association, as Delaware Trustee. The Company and the Trust have entered into a Remarketing Agreement, dated as of February 1, 2011 (the “Remarketing Agreement”), among themselves and Goldman, Sachs & Co. (in such capacity, the “Remarketing Agent”), pursuant to which the Remarketing Agent is conducting the Remarketing of the Securities in accordance with the Remarketing Transaction Agreements. Upon completion of a Successful Remarketing, the terms of the Securities will be modified as set forth in notices from the Company to U.S. Bank, in its respective capacities as the Collateral Agent, the Custodial Agent, the Property Trustee (on behalf of the Trust) and the Trustee (the “Notices”), issued in January 2011 pursuant to Section 4.2 of the Supplemental Indenture and Section 5.18 of the Trust Agreement. In connection with the Remarketing, the Company will execute an amendment to the Supplemental Indenture (the “Supplemental Indenture Amendment”) to reflect any modifications to the terms of the Securities pursuant to the Remarketing and to issue a new global note in a form reflecting such modifications.

Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Indenture, the Trust Agreement, the Stock Purchase Contract Agreement or the Collateral Agreement, as applicable.

2. Representations and Warranties of the Company and the Trust. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission an automatic shelf registration statement as defined under Rule 405 of the Act (as defined below) on Form S-3 (No. 333-157882) on March 12, 2009, including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which became effective upon filing. The “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. The “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:00 p.m. (Eastern Standard Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” means, with respect to a particular time, the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

As used herein, “business day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York and Boston, Massachusetts are authorized or required by law or executive order to remain closed.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance. The documents incorporated by reference in the General Disclosure Package (as hereinafter defined) and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the Effective Time relating to the Securities and (D) on the Closing Date, the Registration Statement (other than Form T-1 filings filed as exhibits thereto) conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such documents based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(d) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, and (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time and so long as delivery of a prospectus by the Underwriter or dealer may be (or but for the exception in Rule 172 would be) required under the Act, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriter, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(e) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(f) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated February 2, 2011 including the base prospectus, dated March 12, 2009 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule I to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. If, at any time prior to or as of the Closing Date and following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) No Material Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the most recent applicable dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock or long-term debt (other than (i) issuances of capital stock upon (A) exercise of options and stock appreciation rights issued under equity incentive or stock option plans reported on the Company’s Proxy Statement filed with the Commission on April 6, 2010 and on the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, (B) earn-outs of performance shares, (C) repayment of long-term debt in accordance with its terms or (D) conversions of convertible securities, and (ii) issuances of capital stock under deferred stock compensation plans, restricted stock programs and saving-related purchase plans, in the case of (i) and (ii) above, which were outstanding on the date of the latest balance sheet included or incorporated by reference into the General Disclosure Package, and (iii) repurchases of the Company’s common stock in accordance with the Company’s stock repurchase program authorized by its Board of Directors) of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”), or any development involving a prospective Material Adverse Effect, otherwise than as set forth or contemplated in the General Disclosure Package.

(i) Good Standing. Each of the Company and State Street Bank and Trust Company (the “Bank”) has been duly incorporated and is validly existing as a corporation or trust company in good standing under the laws of the jurisdiction of its incorporation, with corporate and chartered trust power and authority, as the case may be, to own its properties and conduct its business as described in the General Disclosure Package and has been duly qualified as a foreign corporation or trust company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(j) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package, and the outstanding shares of capital stock of the Company have been duly authorized and are validly issued and fully paid and nonassessable. Except as set forth in the General Disclosure Package and the Final Prospectus, no person has the right to act as an underwriter to the Company or the Trust in connection with the offer and sale of the Securities.

(k) The Trust. The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act with the power and authority to own its properties and conduct its business as described in the General Disclosure Package, and the Trust has not conducted any business to date other than as contemplated by the General Disclosure Package, the Remarketing Agreement, the Underwriting Agreement dated as of January 17, 2008, among the Trust, the Company and the Underwriter relating to the offering of the Normal APEX, the Trust Agreement and the other agreements and instruments contemplated by the Trust Agreement (including the Stock Purchase Contract Agreement and the Collateral Agreement) (collectively, the “Trust Transaction Agreements”), and the Trust will not conduct any business in the future that would be inconsistent with the Trust Agreement and the description of the Trust set forth in the General Disclosure Package; the Trust is not a party to or bound by any material agreement or instrument other than the Trust Transaction Agreements; the Trust has no material liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Transaction Agreements and described in the General Disclosure Package; based on expected operations and current law, the Trust is not or will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature. The Trust has all power and authority necessary to perform its obligations hereunder and under the Trust Transaction Agreements.

(l) Agreements of the Trust. Each of the Remarketing Agreement, the Collateral Agreement and the Stock Purchase Contract Agreement has been duly authorized and duly executed and delivered by the Trust and constitutes a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Remarketing Agreement, the Collateral Agreement and the Stock Purchase Contract Agreement conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.

(m) Administrative Trustees. Each of the Administrative Trustees currently in office is an employee of or affiliated with the Company, and the Trust Agreement has been duly executed and delivered by each Administrative Trustee and constitutes a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(n) Securities. The Securities have been duly and validly authorized and issued by the Company, and, when delivered by the Trust against payment therefor as described in the General Disclosure Package, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and other general equity principles; and the Securities will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(o) Authorization of the Preferred Stock. The shares of Preferred Stock to be issued by the Company to the Trust under the Stock Purchase Contracts on the Stock Purchase Date have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Stock Purchase Contract Agreement and as provided in the Company’s Articles of Organization, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(p) Transaction Documents. Each of the Remarketing Agreement, the Base Indenture, the Supplemental Indenture, the Trust Agreement, the Guarantee Agreement, dated as of January 25, 2008, between the Company and U.S. Bank (in such capacity, the “Guarantee Trustee”), the Stock Purchase Contract Agreement and the Collateral Agreement (collectively, the “Transaction Documents”) has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Base Indenture, as supplemented by the Supplemental Indenture, has been qualified under the Trust Indenture Act and will conform to the description thereof in the General Disclosure Package and the Final Prospectus.

(q) Supplemental Indenture Amendment. The Supplemental Indenture Amendment has been duly and validly authorized by the Company and, assuming due execution by the other parties thereto, when executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and other general equity principles; and the Supplemental Indenture Amendment has been qualified under the Trust Indenture Act and will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(r) Authority of the Company. The Company has all power and authority (corporate and other) necessary to execute and deliver certificates on the Stock Purchase Date representing the Preferred Stock to be then issued and to perform its obligations under the Transaction Documents and the Preferred Stock.

(s) Absence of Defaults and Conflicts Resulting from the Transactions. (i) The sale of the Securities by the Trust, (ii) the Company’s execution, delivery and performance of this Agreement, the Remarketing Agreement, the Supplemental Indenture Amendment and, once issued, the performance of the terms of the Preferred Stock as established in the Company’s Articles of Organization, and the execution, delivery and performance of the Remarketing Agreement by the Trust and (iii) the compliance with the provisions thereof and the consummation of the transactions therein and herein contemplated by the Company and the Trust, as applicable, will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject (except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents (including Articles of Organization or By-laws) of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the Remarketing Agreement, the Supplemental Indenture Amendment or the issuance of Preferred Stock in accordance with the Stock Purchase Contract Agreement, the execution, delivery and performance by the Trust of the Remarketing Agreement, or in connection with the consummation of the transactions contemplated by this Agreement, the Remarketing Agreement and the Supplemental Indenture, except such as have been, or will have been prior to the Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

(t) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

(u) Absence of Existing Defaults and Conflicts. Neither the Company nor the Bank nor the Trust is in violation of its organizational documents (including Articles of Organization or By-laws) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(v) Accurate Disclosure. The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Certain U.S. Federal Tax Consequences” insofar as such statements purport to constitute a summary of matters of U.S. federal income tax law or legal conclusions with respect thereto, are accurate, complete and fair in all material respects, taking into account all of the terms of the Securities following the Remarketing.

(w) Litigation. Other than as set forth in the General Disclosure Package, there are no pending or, to the Company’s knowledge, threatened or contemplated legal or government actions, suits or proceedings to which the Company or any of its subsidiaries (including the Trust) is a party or of which any property of the Company or any of its subsidiaries (including the Trust) is the subject, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the Company’s ability to perform its obligations under this Agreement, the Transaction Documents or the Securities.

(x) Investment Company Act. Neither the Company nor the Trust is not or, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) Independence of Accountants. Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the Rules and Regulations.

(z) Bank Holding Company. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; and the Company and the Bank are in compliance with, and conduct their respective businesses in conformity with, all applicable laws and governmental regulations governing bank holding companies, banks and subsidiaries of bank holding companies, respectively, except failures to so comply or be in conformity that could not reasonably be expected to result in a Material Adverse Effect.

(aa) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, the Bank and the Company’s Board of Directors (the “Board”) are in material compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and all applicable Exchange Act rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with Sarbanes-Oxley and the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Examining and Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, Sarbanes-Oxley or the Exchange Act, or any matter which, if determined adversely, would result in a Material Adverse Effect.

(bb) Anti-Bribery Laws. Each of the Company and the Bank, and, to the knowledge of the Company and the Bank, any of their respective officers, directors, agents, or employees, has not since December 31, 2003 materially violated, its participation in the offering will not materially violate, and it has instituted and maintains policies and/or procedures designed to ensure continued compliance with each of the following laws, to the extent applicable to and binding upon the Company’s and the Bank’s respective operations: anti-bribery laws, including but not limited to, any law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purpose and scope.

(cc) Anti-Money Laundering and Sanctions. Each of the Company and the Bank has implemented a risk-based anti-money laundering and sanctions compliance program consistent with applicable requirements of the Bank Secrecy Act Examination Manual and applicable law, including but not limited to the USA PATRIOT Act, the Bank Secrecy Act and the laws, regulations and Executive Orders administered by the U.S. Department of the Treasury, Office of Foreign Assets Control, to the extent applicable to and binding upon the Company’s and the Bank’s respective operations.

(dd) No Adverse Claim. Upon delivery of the Securities to the Underwriter, the Underwriter shall acquire the Securities free of any adverse claim.

3. Purchase, Sale and Delivery of the Securities. (a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, pursuant to the Transaction Documents, the Trust shall sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, $500,100,000 principal amount of Securities against delivery of a principal amount of United States Treasury securities (CUSIP: 912795V99) that will yield proceeds at maturity equal to at least $515,105,501 (such Treasury securities, the “Remarketing Treasury Securities”).

(b) The Trust, or the Securities Intermediary on behalf of the Trust, will deliver the Securities to or as instructed by the Underwriter in a form reasonably acceptable to the Underwriter against delivery of the Remarketing Treasury Securities by the Underwriter to an account at a bank acceptable to the Underwriter in the Trust’s name at 9:00 a.m., New York time, on February 11, 2011, such time being herein referred to as the “Closing Date”. The Securities to be delivered or evidence of their issuance will be made available for checking at the office of the Depository Trust Company (“DTC”) or its designated custodian at least 24 hours prior to the Closing Date.

4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Trust. The Company agrees with the Underwriter that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. For so long as a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, the Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriter a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company or the Trust of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at the Company’s expense, to the Underwriter and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Reporting Requirements. For so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, the Company will furnish, or will cause to be furnished, to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of any annual report to stockholders for such year as is required to be filed by the Company and the Trust with the Commission; and the Company and the Trust will furnish, or cause to be furnished, to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company or the Trust filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company or the Trust as the Underwriter may reasonably request. However, so long as the Company or the Trust is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), they are not required to furnish such reports or statements to the Underwriter.

(e) Blue Sky Qualifications. The Company and the Trust will promptly from time to time take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction.

(f) Furnishing of Prospectuses. Prior to 5:00 p.m., New York City time, on the New York business day next succeeding the date of this Agreement and so long as delivery of a prospectus by the Underwriter or any dealer may be (or but for the exception in Rule 172 would be) required under the Act, the Company will furnish, or cause to be furnished, to the Underwriter written and electronic copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in New York City in such quantities as the Underwriter may reasonably request.

(g) Rule 158. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (and the Trust if required by the Commission) (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h) Restrictions on Sales of Debt Securities. During the period beginning from the date hereof and continuing to and including the business day after the date of the Closing Date, the Trust shall not, and in the case of the Company shall not and shall not cause the Trust to, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any debt securities of the Company or the Bank (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business, (iii) certificates of deposit issued in the ordinary course of business, (iv) debt securities issued in connection with overnight Federal Reserve Bank transactions and (v) debt securities issued with the prior written consent of the Underwriter).

(i) Use of Proceeds. The Trust shall use the net proceeds it receives from the maturity of the Remarketing Treasury Securities, and the Company shall cause the Trust to use the net proceeds the Trust receives from the maturity of the Remarketing Treasury Securities, in the manner specified in the General Disclosure Package under the caption “Use of Proceeds.” The Company shall use the net proceeds it receives from the sale of the Preferred Stock to the Trust in the manner specified in the General Disclosure Package under the caption “Use of Proceeds.”

(j) [Reserved]

(k) Company License. The Company, upon request of the Underwriter, will furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(l) Payment of Expenses. The Company will pay or cause to be paid the following: (i) the costs, expenses, fees and taxes in connection with the registration, sale and delivery of the Securities, including any transfer taxes and stamp or similar duties, and the fees, disbursements and expenses of the Company’s and the Trust’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Statutory Prospectus and amendments and supplements thereto and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriter and any dealers; (ii) the cost of printing or producing any agreement among underwriters, this Agreement, any Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any fees charged by securities rating agencies for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any of its respective agents, and the fees and disbursements of counsel for the Trustee; and (viii) all other costs and expenses incident to the performance of its obligations hereunder and under the Transaction Documents which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

(m) Absence of Manipulation. Neither the Trust nor the Company will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Trust or the Company to facilitate the sale or resale of the Securities.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheet. The Company will prepare, or cause to be prepared, a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company and the Trust also consent to the use by the Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Trust of each of their obligations hereunder and to the following additional conditions precedent:

(a) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof and any other material required to be filed by the Company or the Trust pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Trust or the Underwriter, threatened or shall be contemplated by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company or the Trust or the Underwriter, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Opinion of Counsel for the Underwriter. The Underwriter shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely, as to the incorporation of the Company and all other matters governed by the law of the Commonwealth of Massachusetts, upon the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, delivered pursuant to Section 7(d), or the opinion of David C. Phelan, delivered pursuant to Section 7(c).

(c) Opinion of Counsel for Company. The Underwriter shall have received an opinion, dated such Closing Date, of David C. Phelan, General Counsel for the Company, to the effect that:

(i) Litigation. To the best of such counsel’s knowledge and other than as set forth in the General Disclosure Package, there are no pending, threatened or contemplated legal or governmental actions, suits or proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, individually or in the aggregate, would reasonably be expected to result in any material adverse change in or affecting the general affairs, management, financial position or stockholders’ equity of the Company and its subsidiaries taken as a whole.

(ii) Compliance. The documents incorporated by reference in the General Disclosure Package and Final Prospectus or any further amendment or supplement thereto prior to such Closing Date (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations.

(iii) Disclosure. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, subject to the foregoing and based on such participation and discussions: (A) no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view), (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view) or (iii) the Final Prospectus, as of the date of the Final Prospectus or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view); and (B) to such counsel’s knowledge, there are no amendments to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus Supplement or required to be described in the Registration Statement or the Final Prospectus Supplement which are not filed or incorporated by reference as described or required.

(d) Opinion of Wilmer Cutler Pickering Hale and Dorr LLP. The Underwriter shall have received an opinion, dated the Closing Date and addressed to the Underwriter, of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, to the effect that:

(i) Good Standing of the Company and the Bank. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the General Disclosure Package and the Final Prospectus, and to execute and deliver this Agreement and to consummate the transactions contemplated thereby. The Bank is validly existing as a chartered trust company under the laws of the Commonwealth of Massachusetts and has chartered trust company power and authority to own, lease and operate its properties, as such business and properties are described in the General Disclosure Package and the Final Prospectus.

(ii) Authorization. This Agreement and the Remarketing Agreement have been duly authorized, executed and delivered by the Company.

(iii) Issuances by the Company. The Securities, as modified after the Remarketing, have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement, the Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; such Securities will be entitled to the benefits of the Indenture; and the Securities when sold to the purchasers thereof in accordance with the terms of this Agreement will conform in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(iv) Indenture. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Indenture will conform in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(v) Capitalization of the Company. The Company has an authorized capitalization as is set forth in the General Disclosure Package and Final Prospectus.

(vi) Absence of Defaults and Conflicts. The execution and delivery of this Agreement, the Remarketing Agreement and the Indenture by the Company do not and the consummation by the Company of the transactions contemplated thereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Organization, By-laws or any agreement or instrument listed on a schedule to such opinion or (B) violate or conflict with any United States federal law, Massachusetts state law or New York state law, rule or regulation that in such counsel’s experience is normally applicable in transactions of the type contemplated by this Agreement, or any judgment, order or decree specifically naming the Company of which such counsel is aware.

(vii) Consents. Except as has been made or obtained under the Securities Act and the rules and regulations of the Commission thereunder, the Trust Indenture Act and the rules and regulations of the Commission thereunder and the Exchange Act, and the rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal, Massachusetts or New York governmental authority or agency is necessary in connection with the due authorization, execution and delivery of this Agreement, the Remarketing Agreement and the Indenture or for the sale and delivery of the Securities by the Company to the Underwriter pursuant to this Agreement, the Remarketing Agreement and the Indenture.

(viii) Accurate Disclosure. (A) The statements set forth in the General Disclosure Package and the Final Prospectus under the captions “Description of the Remarketed Debentures”, insofar as such statements summarize the terms of the Securities and the Indenture, are correct in all material respects; and (B) the statements set forth in the General Disclosure Package and Final Prospectus under the caption “Certain U.S. Federal Tax Considerations”, insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects, taking into account all of the terms of the Securities.

(ix) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package or Final Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x) Disclosure. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus (except to the extent expressly set forth in Section 7(d)(ix) hereof), subject to the foregoing and based on such participation and discussions: (A) The Registration Statement as of the date of its filing with the Commission and the Final Prospectus, as of the date of such opinion (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (B) no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (A) above), (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (A) above) or (iii) the Final Prospectus, as of the date of the Final Prospectus or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (A) above).

(xi) Title to Securities. Upon (a) delivery of the Securities to Cede & Co. or such other nominee as may be designated by DTC, (b) such Securities being credited to one or more securities accounts maintained by DTC for the Underwriter and (c) payment for such Securities being made as provided in this Underwriting Agreement, the Underwriter will acquire a securities entitlement (within the meaning of Sections 8-102(a)(17) and 8-501 of the UCC) in such Securities and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriter with respect to such securities entitlement.

(e) Accountants’ Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and such Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent registered public accountants as required by the Act and the Rules and Regulations and substantially in the form of Schedule II hereto (except that in the letter dated on such Closing Date, the specified date referred to in paragraph 4 of such letter shall be a date no more than three days prior to such Closing Date).

(f) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in or withdrawal of the rating of any securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3 of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Massachusetts state authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(g) Officer’s Certificate. The Underwriter shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and Final Prospectus, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and Final Prospectus or as described in such certificate.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requires. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder.

8. Indemnification and Contribution. (a) Indemnification of the Underwriter. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of (i) the second sentence in the seventh paragraph of text under the caption “Underwriting” in the Final Prospectus, concerning market making and (ii) the ninth and tenth paragraphs of text under the caption “Underwriting” in the Final Prospectus, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Miscellaneous. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(d).

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company, the Trust or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the Securities are not delivered by or on behalf of the Trust as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by the Company, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 5(l) and 8 hereof; provided, however, that all parties shall only be responsible for their own out-of pocket expenses, including fees and disbursements of counsel, if any Securities are not delivered by or on behalf of the Trust as provided herein for any of the following reasons: (i) a suspension or material limitation in trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (ii) a general moratorium on commercial banking activities declared by either Federal, New York or Massachusetts State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address or facsimile number of the Company set forth in the Registration Statement, Attention: Secretary.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, the Trust and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, the Indenture or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Trust on other matters;

(b) Arm’s Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company and the Trust following discussions and arm’s length negotiations with the Underwriter, and each of the Company and the Trust is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and the Transaction Documents;

(c) Absence of Obligation to Disclose. Each of the Company and the Trust has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Trust and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Trust by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or the process leading thereto and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Trust in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Trust, including stockholders, employees or creditors of the Company or the Trust.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

15. Remarketing Agreement. In accordance with Section 9 of the Remarketing Agreement, without limiting the right of an Indemnified Party to seek recovery under either this Agreement or the Remarketing Agreement, to the extent an Indemnified Party has recovered under the Remarketing Agreement for any loss, claim, damage or liability for which such Indemnified Party could have recovered under this Agreement, such Indemnified Party will not be entitled to recover for any such loss, claim, damage or liability pursuant to this Agreement to the extent of amounts recovered under the Remarketing Agreement.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Trust, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

[Signature Pages Follow]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

STATE STREET CORPORATION

By:	/s/ David J. Gutschenritter
	Name:	David J. Gutschenritter
	Title:	Executive Vice President and Treasurer

[Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

[Underwriting Agreement]

The Trust hereby acknowledges the execution and delivery of the foregoing Underwriting Agreement and agrees to sell and deliver the Securities as set forth in Section 3 hereof in accordance with the Remarketing.

STATE STREET CAPITAL TRUST III, by U.S. Bank National Association, not in its individual capacity but solely as Property Trustee

By:	/s/ Earl W. Dennison, Jr.
	Name:	Earl W. Dennison, Jr.
	Title:	Vice President

[Underwriting Agreement]

SCHEDULE I

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

a.	“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.	Final term sheet, dated February 2, 2011.

2.	Other Information Included in the General Disclosure Package

a.	The following information is also included in the General Disclosure Package:

STATE STREET CORPORATION

$500,100,000 4.956% Junior Subordinated Debentures due 2018

Final Pricing Details

Issuer:	State Street Corporation
Security:	4.956% Junior Subordinated Debentures due March 15, 2018
Aggregate Principal Amount:	$500,100,000
Trade Date:	February 2, 2011
Settlement Date (T+7):	February 11, 2011
Maturity Date:	March 15, 2018
Coupon:	4.956%
Price to Public (Issue Price):	103.440%
Yield to Maturity:	4.786%
Price to Public (net of accrued interest)	101.006%
Pricing Benchmark:	UST 2.625% Notes due January 31, 2018
UST Spot (Yield):	2.836%
Spread to Benchmark:	+ 195 basis points
Interest Payment Period:	Semi-annually
Interest Payment Dates:	March 15 and September 15 of each year, commencing on March 15, 2011. Interest on the Remarketed Debentures will accrue at 6.001% per annum from and including September 15, 2010 to but not including February 11, 2011, and at 4.956% per annum from and including February 11, 2011.
Interest Deferral:	The Issuer has the right to elect to defer, and will also defer if directed to do so by the Federal Reserve, the payment of interest on the Remarketed Debentures at any time or from time to time. The Issuer may not defer interest payments for any period of time that exceeds 10 consecutive interest payment dates with respect to any deferral period. Any deferral period must end on an interest payment date. The deferred interest payments are cumulative such that at the end of a deferral period, the Issuer must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, the Issuer may begin a new deferral period, subject to certain limitations. Subject to certain restrictions, there is no limitation on the number of times that the Issuer may begin or extend a deferral period. The Issuer’s right to defer interest payments is subject to the condition that no event of default has occurred and is continuing.

The Issuer must give the Indenture Trustee and the paying agent notice of its election to begin or extend a deferral period at least 10 business days prior to the date interest on the Remarketed Debentures would have been payable but for the election to begin or extend the deferral period.

During any such deferral period the Issuer will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of its capital stock.

Day Count Convention:	30/360
Denominations:	$2,000 and integral multiples of $1,000
Currency:	U.S. Dollars
CUSIP:	857477 AF0
ISIN:	US857477AF00
Remarketing Agent and Sole Book-Runner:	Goldman, Sachs & Co.

Extended Settlement

The settlement date is the 7th business day following the date of pricing of the Remarketed Debentures. Trading of the Remarketed Debentures on the date of pricing or on the succeeding business days may be affected by the T+7 settlement.

All terms used and not otherwise defined in this final term sheet have the respective meanings assigned to such terms in the preliminary prospectus supplement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. at 1-866-471-2526.

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.